SECURAC CORP.
NEWS RELEASE

SECURAC LOGO


                                                         FOR IMMEDIATE RELEASE



                   SECURAC INC. COMPLETES REVERSE TAKEOVER OF
                          APPLEWOOD'S RESTAURANTS INC.

          EFFECTS NAME CHANGE TO SECURAC CORP. AND REVERSE STOCK SPLIT

CALGARY, ALBERTA - OCTOBER 20, 2004 - Applewood's Restaurants Inc. ("Applewood's") (OTCBB: AWRU.OB) is pleased to announce the completion of a reverse takeover transaction ("RTO") in which control of Applewood's has been transferred to shareholders of Securac Inc., a Canadian-based company specializing in risk assessment and compliance software and services.

As part of the RTO, we changed the name of Applewood's to Securac Corp. and we effected a 1:15 reverse split of our outstanding common stock. The reverse split will be effective for trading purposes at the open of the market on Thursday, October 21, 2004. In connection with the name change, the trading symbol for our common stock has been changed to SECU.OB.

The RTO was completed pursuant to share exchange agreements entered into in September 2004 by Applewood's with the shareholders of Securac Inc. Securac Inc. is now a wholly-owned subsidiary of Securac Corp. (formerly Applewood's). The share exchange was described in a current report on Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 16, 2004, and further described in information statements subsequently filed with the SEC and mailed to our shareholders pursuant to SEC rules.

In connection with the RTO, the Applewood's Board of Directors and management have been replaced with individuals designated by Securac Inc. The Board of Directors and executive officers are now as follows:

Terry Allen, Chairman of the Board and Chief Executive Officer - Mr. Allen brings to Securac over 20 years of executive management, marketing and experience in the information technology industry. In the past Mr. Allen has served as Vice President, Global Sales, with CompuSoft (Canada) Inc., a publicly traded software development company on the TSX Venture Exchange.

Paul Hookham, Chief Financial Officer and Director - Mr. Hookham has served as chief financial officer of Securac Inc. since March 2002. Prior to joining Securac Inc., Mr. Hookham served as chief financial officer of a privately held biotechnology company. He also served as chief financial officer of CompuSoft (Canada) Inc., a publicly traded company on the TSX Venture Exchange.

Bryce Mitchell, Executive Vice President, Sales and Director - Mr. Mitchell has served as executive vice president-sales of Securac Inc. since March 2002. Prior to joining Securac Inc., he served as director of sales for Knowledge Impact. With over 18 years in the IT industry, Mr. Mitchell is experienced in international sales and marketing of technology- based training and support solutions.

Deanna McKenzie, Senior Vice President, Business Development - Ms. McKenzie is responsible for the facilitation of corporate positioning, branding and demand creation through selection and development of strategic alliances and channels in North America.

Kenneth Denich, Ph.D, Director - Dr. Denich currently holds the position of director of business development of MannKind Corporation. Prior to this, Dr. Denich was Vice President, Research and Development for Cytovax Biotechnologies Inc., a company traded on the TSX Exchange.


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                                  SECURAC CORP.
                2500, 520 5th Avenue SW, Calgary, Alberta T2P3R7
                  Web: www.securac.net Email: info@securac.net

SECURAC CORP.
NEWS REALEASE
===============================================================================

ABOUT SECURAC

Securac's suite of risk management and compliance solutions enable organizations to identify, measure and manage information and physical security risks against international industry best practice standards and compliance (such as ISO 17799) while determining their ability to meet the legal requirements of numerous international and national legislative enactments.

Securac's proprietary Acertus(TM) platform embodies a proven risk management methodology using industry accepted analytics in conjunction with extensive threat, vulnerability, risk mitigation and industry governmental regulation datasets. These powerful benchmarking capabilities allow enterprises to build a valid and enduring enterprise risk management and compliance strategy.

Securac's principal office is located in Calgary, Alberta and it maintains sales offices in Edmonton, Toronto, Vancouver, San Mateo, Washington DC, Hong Kong and Tokyo.

For more information on Securac's product and service offerings, e-mail info@securac.net or call toll free (877) 328-7220.

Except for historical information, this news release contains forward-looking statements, which reflect Securac's current expectation regarding future events. These forward-looking statements involve risk and uncertainties, which may cause but are not limited to, changing market conditions, the successful and timely completion of financing, the establishment of corporate alliances, the impact of competitive products and pricing, new product development, uncertainties related to the regulatory environment, and other risks detailed from time to time in Securac's ongoing news releases.

CONTACT
================================================================================

R.C. (BOB) STEWART                            TERRY W.  ALLEN
Investor Relations                            Chief Executive Officer
Securac Corp.                                 Securac Corp.
Tel: (403) 225-0403                           Tel: (403) 225-0403
bstewart@securac.net                          tallen@securac.net

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